Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Novavax, Inc. of our report dated March 3, 2006, with respect to the consolidated financial statements of Novavax, Inc., included in the 2006 Annual Report to Shareholders of Novavax, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-22685) of Novavax, Inc., and

(2)	Registration Statement (Form S-3 No. 333-118181) of Novavax, Inc., and

(3)	Registration Statement (Form S-3 No. 333-118210) of Novavax, Inc., and

(4)	Registration Statement (Form S-3 No. 333-130568) of Novavax, Inc., and

(5)	Registration Statement (Form S-3 No. 333-138893) of Novavax, Inc., and

(6)	Registration Statement (Form S-8 No. 33-80277) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(7)	Registration Statement (Form S-8 No. 33-80279) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(8)	Registration Statement (Form S-8 No. 333-77611) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(9)	Registration Statement (Form S-8 No. 333-46000) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(10)	Registration Statement (Form S-8 No. 333-97931) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(11)	Registration Statement (Form S-8 No. 333-110401) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(12)	Registration Statement (Form S-8 No. 333-130990) pertaining to the Employee Benefit Plans of Novavax, Inc.;

of our report dated March 3, 2006, with respect to the consolidated financial statements of Novavax, Inc. incorporated herein by reference.

/s/  Ernst & Young LLP

March 12, 2007